Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Consolidated Water Co. Ltd.:

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement (No. 333−187261) on Form S−8 of Consolidated Water Co. Ltd. of our report dated March 15, 2016, relating to the consolidated financial statements of Ocean Conversion (BVI) Ltd. as of December 31, 2015 and 2014 and for the three years ended December 31, 2015, which appear in the 2015 Form 10-K of Consolidated Water Co. Ltd.

/s/ Marcum LLP

Fort Lauderdale, FL

June 9, 2016